UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           __________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): August 23, 2010

                       SPECTRUM GROUP INTERNATIONAL, INC.
                       ----------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                  1-11988               22-2365834
          --------                  -------               ----------
      (State or other      (Commission file number)     (I.R.S. employer
      jurisdiction of                                 identification no.)
incorporation or organization)

                                  18061 Fitch
                                Irvine, CA 92614
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (949) 955-1250
                                 --------------
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01.     Entry  into  a  Material  Definitive  Agreement

On August 23, 2010, following the entry of a final judgment by the District Court of the Southern District of New York, the settlement of the litigation brought by the Securities and Exchange Commission against Greg Manning, the Company's former President and CEO, become final.

As a result, the Company's settlement of the arbitration action with Mr. Manning also became final. As previously disclosed, the settlement agreement between the Company and Mr. Manning provides that the Company will pay approximately $2.7 million in cash, resolving all of the arbitration claims as well as certain other obligations arising out of Mr. Manning's employment with the Company, including those relating to indemnification. The Company will continue to have certain indemnification obligations to Mr. Manning.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 27, 2010

                            SPECTRUM GROUP INTERNATIONAL, INC.


                                   By: /s/ Carol Meltzer
                                   ---------------------
                                   Name:  Carol Meltzer
                                   Title: General Counsel and Executive Vice
                                   President